SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (Amendment No. 2)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 25, 2004
                       (Date of earliest event reported)



                             NESCO INDUSTRIES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                     000-28307                  13-3709558
------------------           ---------------             -------------
(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)             Identification No.)
Incorporation)


305 Madison Avenue, New York, NY 10165                     10165
--------------------------------------                  ------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (212) 808-0607



----------------------------------------------------------------------
(Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-(4c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

     On June 9, 2004, Nesco Industries, Inc. ("Nesco" or the "Company") filed a Form 8-K under Item 2 to report that it had completed the acquisition of Hydrogel Design Systems, Inc. ("HDS"), a manufacturer of hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. In response to parts (a) and (b) of Item 7 of such Form 8-K, Nesco stated that it would file the required financial information by amendment, as permitted by Instructions (a)(4) and (b)(2) to Item 7 to Form 8-K. On August 9, 2004, Amendment No. 1 form 8-K/A was filed to provide the required financial information. This form 8-K/A, Amendment No. 2, is being filed to provide additional information about HDS and to revise the required proforma financial information.


Item 9.01 - Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired

          The required financial statements of HDS for the years ended April 30, 2004 and 2003 were filed as Exhibit 99.2 on 8-K/A (Amendment No. 1) on August 9, 2004 and are incorporated by reference herein.

     (b)  Proforma Financial Information

     The following unaudited proforma combined condensed financial statements of the Company consist of the Company's consolidated statements of operations for the year ended April 30, 2004 and consolidated balance sheet as of April 30, 2004, to give effect to the acquisition of HDS by the Company (collectively, the "Unaudited Proforma Combined Condensed Financial Statements"). The unaudited proforma combined condensed statements of operations gives effect to the acquisition as if it had occurred on May 1, 2003 and the unaudited proforma combined condensed balance sheet gives effect to the acquisition as if it had occurred on April 30, 2004. The unaudited Proforma Combined Condensed Financial Statements are provided for informational purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the date indicated nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The proforma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Unaudited Proforma Combined Condensed Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2004 filed on September 16, 2004, and in conjunction with the HDS audited financial statements filed as Exhibit 99.2 with Form 8- K/A (Amendment No.1) on August 9, 2004.

               UNAUDITED PROFORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE FISCAL YEAR ENDED APRIL 30, 2004

                                       (*)

                                              NESCO           HDS
                                              -----           ---
                                                 YEAR ENDED              PROFORMA       PROFORMA
                                                APRIL 30,2004           ADJUSTMENTS     COMBINED
                                                -------------           ------------    ---------
        REVENUES                             $    ---    $623,349                       $623,349
                                             --------    --------
        COST OF REVENUES:                         ---     912,082                        912,082
                                             --------    --------                       --------
        GROSS MARGIN                              ---    (288,733)                      (288,733)
                                             --------    --------                       --------
        OPERATING EXPENSES

         General and administrative               ---     661,737        612,250 (1)   1,273,987
         Amortization and other expenses          ---     116,213             --         116,213
                                             --------    --------        -------        --------
                                                  ---     777,950        612,250       1,390,200
                                             --------    --------        -------        --------
        LOSS FROM OPERATIONS                      ---  (1,066,683)      (612,250)     (1,678,933)
                                             --------    --------        -------        --------
        OTHER EXPENSES
         Amortization of debt discount            ---    (158,526)    (1,089,983)(5)  (1,248,509)
         Interest expense                         ---    (152,398)                      (152,398)
         Interest expense, related parties        ---    (121,434)       (66,708)(5)    (188,142)
                                             --------    --------        -------        --------
                                                  ---    (432,358)    (1,156,691)     (1,589,049)


        NET LOSS FROM CONTINUING
            OPERATIONS                           ---   (1,499,041)     (1,768,941)    (3,267,982)
                                             ========  =========================================



       BASIC AND DILUTED NET LOSS
        PER SHARE:
       LOSS FROM CONTINUING OPERATIONS            --                                        (.03)

       NET LOSS PER SHARE - BASIC AND
        DILUTED                                 (.--)                                       (.03)
                                                =====                                       =====
       WEIGHTED AVERAGE SHARES
        OUTSTANDING USED IN COMPUTING
        BASIC AND DILUTED LOSS PER
        SHARE                              7,019,963                                  109,068,514
                                           =========                                  ===========


* = The consolidated operations of Nesco and its subsidiaries for the fiscal year ended April 30, 2004 were all due to discontinued operations which are not included in the proforma condensed statements of operations.


See notes to the unaudited proforma combined condensed financial statements.

              UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF APRIL 30, 2004

                                      (*)

                                     NESCO           HDS
                                     -----           ---
                                       YEAR ENDED              PROFORMA        PROFORMA
                                     APRIL 30,2004            ADJUSTMENTS      COMBINED
                                     -------------            ------------     ---------

ASSETS
Current Assets
Cash                                   135,462          828                       136,290
Accounts receivable                      4,293       73,692                        77,985
Inventories                                 --       88,338                        88,338
Prepaid expenses and other
 current assets                             --       58,019                        58,019
                                     ---------   ----------    ------------   -----------
  Total current assets                 139,755      220,877             ---       360,632
                                     ---------   ----------    ------------   -----------
Loan receivable, merger candidate      208,500           --       (208,500) (2)        --
                                     ---------   ----------    ------------   -----------
Property and equipment, net              4,940      570,101             --        575,041
                                     ---------   ----------    ------------   -----------
Other Assets
 Purchased Technology, net                  --       85,411                        85,411
 Investments                                --        6,000                         6,000
 Other                                      --       41,906                        41,906
                                     ---------   ----------    ------------   -----------
  Total other assets                        --      133,317             --        133,317
                                     ---------   ----------    ------------   -----------
  TOTAL ASSETS                         353,195      924,295      (208,500)      1,068,990
                                     =========   ==========    ============   ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
 Notes and interest payable                 --      104,500                      104,500
 Bridge loan, merger candidate              --      208,500      (208,500) (2)        --
 Customer deposits                          --      847,653                      847,653
 Accounts payable and accrued expenses 928,828      185,214      (883,629) (3)   230,413
 Related party accounts payable         95,705           --      ( 95,705) (3)        --
 Due to affiliates                          --      243,554            --        243,554
                                     ---------   ----------    ------------   -----------
   Total current liabilities         1,024,533    1,589,421    (1,187,834)     1,426,120
                                     ---------   ----------    ------------   -----------
Long-term Liabilities
 Notes and interest payable                 --      804,868                      804,868
Loans payable, shareholders           952,501           --       (952,501) (4)       --
 Convertible debentures and interest
  payable, related parties                  --    1,443,108      (453,755) (5)   989,353
 Convertible debentures and interest
  payable, other                            --      731,220      (571,408) (5)   159,812
 Accrued payroll                            --      544,002      (544,002) (5)        --
 Due to officer                             --      369,846      (369,846) (5)        --
 Deferred sublease rental,
  related party                        163,800           --            --  (3)   163,800
                                     ---------   ----------    ------------   -----------
   Total long-term liabilities       1,116,301    3,893,044    (2,891,512)     2,117,833
                                     ---------   ----------    ------------   -----------
  Stockholders' deficit
 Preferred stock                       242,758           52      (242,810) (6)        --
 Common stock. $.001 par value,
  authorized  400,000,000 shares,
  109,068,514  outstanding               7,627          470       100,972 (6)  109,069
 Additional paid-in-capital          4,193,206    6,317,678       549,269 (6)11,060,153
 Accumulated other comprehensive
   loss                                     --      (69,000)                    (69,000)
 Accumulated deficit                (6,231,230) (10,684,870)    3,340,915(6)(13,575,185)
 Note receivable, officer                   --      (80,000)       80,000 (5)        --
                                     ---------   ----------    ------------   -----------
                                    (1,787,639)  (4,515,670)    3,828,346    (2,474,963)
 Less treasury stock, 250,000 shares
  at cost                                   --      (42,500)       42,500 (6)        --
                                     ---------   ----------    ------------   -----------
  Total stockholders' deficit       (1,787,639)  (4,558,170)    3,870,846    (2,474,963)
                                     ---------   ----------    ------------   -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIT                 353,195      924,295      (208,500)    1,068,990
                                     =========   ==========    ============   ===========

See notes to the unaudited proforma combined condensed financial statements.

                      NOTES ON UNAUDITED PROFORMA COMBINED
                        CONDENSED FINANCIAL INFORMATION


     Basis of Presentation

     On May 25, 2004, Nesco Industries, Inc. ("Nesco"), a Nevada corporation, Hydrogel Design Systems, Inc., a privately-held Delaware corporation ("HDS"), certain stockholders of Nesco (the "Nesco Stockholders") and certain stockholders of HDS (the "HDS Stockholders") completed the transactions contemplated by the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, HDS, the Nesco Stockholders and the HDS Stockholders (the "Exchange Agreement"), whereby HDS has become a majority owned subsidiary of Nesco and the holders of HDS common stock and debt hold a majority interest of Nesco.

     The unaudited proforma combined condensed statements of operations are presented as if the acquisition of HDS by the Company occurred on May 1, 2003 and the unaudited proforma combined condensed balance sheet is presented as if the acquisition of HDS by the Company occurred on April 30, 2004. The unaudited proforma combined condensed statement of operations for the year ended April 30, 2004 was derived from the Company's audited statement of operations for the year ended April 30, 2004 which was included in its Form 10-KSB filed on September 16, 2004 and from HDS's audited statement of operations for the year ended April 30, 2004 which was filed as Exhibit 99.2 with Form 8-K/A (Amendment No. 1) on August 9, 2004.

     Nesco had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the Exchange Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it issued shares of its newly designated Series B Preferred Stock for among others, equity and debt of HDS. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue to 400,000,000, each share of Preferred stock will be automatically converted into shares of Nesco common stock. For purposes of shares outstanding and issued, all stock is presented as if the conversion had taken place at the time of the transaction.

     As a result of the execution of the Share Exchange Agreement, HDS is considered for accounting purposes to be the acquiring Company since the stockholders of HDS acquired more than 50% of the issued and outstanding stock of Nesco.

     ProForma Adjustments Related to the Acquisition

     The accompanying unaudited proforma combined condensed financial information has been prepared as if the acquisition was completed on April 30, 2004 for balance sheet purposes and as of May 1, 2003 for statements of operations purposes and reflect the following proforma adjustments:


(1) To record the issuance of 6,500,000 Advisor shares in connection with the transaction valued at fair value ($.15) on the date of the transaction. The total amount of $975,000 is being charged as $694,510 to operations and $$280,490 to equity which is the net remaining amount of cash received from the acquisition after other merger costs. This transaction is a one- time charge to operations and directly attributed to the share exchange and is not included in the proforma statement of operations.

     To record the exchange of HDS outstanding warrants and options which were exchanged for Nesco outstanding warrants and options based on the same ratios as the share exchange. Compensation expense of $1,793,555 is recorded for the increase in the fair value of the vested HDS warrants and options as a result of the merger. This transaction is a one-time charge to operations and directly attributed to the share exchange and is not included in the proforma statement of operations.

     To record the issuance of 2,681,667 shares of common stock issued under two consulting agreements at the time of the share exchange at the fair value at the time of the exchange ($.15) of $402,250 and to record consulting fees under these two agreements in the amount of $165,000.

     To record additional employee compensation in the amount of $45,000 for the issuance of an employee agreement with an officer entered into at the time of the share exchange. Included in the statement of operations for HDS for the period presented was $75,000 in compensation expense for this officer. Under the terms of the new employment agreement, effective at the date of the exchange, the officer would receive $120,000 annually.

(2) Elimination of advances made between Company and HDS prior to closing of transaction.

(3) To record sale of Company subsidiaries. Purchaser acquired all of the outstanding stock of each of Nesco's subsidiaries and assumed all of their liabilities in exchange for 3,000,000 shares of Nesco common stock. Nesco liabilities which were not assumed were accrued expenses and other payables in the amount of $45,199 and deferred sublease rental for a lease which Nesco retained in the amount $163,800.

(4) To record the exchange of Nesco shareholder debt for 15,000,000 shares of Nesco common stock.

(5) To record exchange of HDS accrued payroll and net officer's loans to convertible debt in the amount of $833,848 and to record interest expense in the amount of $66,708 on this debt.

     To record debt discount in the aggregate of $1,859,011 for the issuance of warrants to prior HDS debt holders and for the intrinsic value of the beneficial conversion feature of the prior HDS debt to the new Nesco convertible debt and to record amortization of debt discount in the amount of $1,089,983.

     Below is a summary of the transaction as related to the convertible debentures on the balance sheet of HDS:

                                    Convertible              Convertible
                                     debentures,              debentures,
                                   related parties              other
                                   ---------------           -----------
Balance April 30, 2004             $   1,443,108             $   731,220

Exchange of payroll and net
 officers loans to debt                  833,848                      --

Recording of debt discount
 for issuance of warrants
 and intrinsic value of the
 beneficial conversion feature
 from HDS debt to Nesco debt          (1,287,603)              (571,408)
                                   ---------------          ------------
Balance, proforma,
 April 30, 2004                    $     989,353            $   159,812
                                   =============            ===========




(6)  To record the following  adjustments to stockholders'  deficit:

                                                                                           Total
                                  (6a)        (6b)         (6c)       6(d)       (6e)    Adjustment
                                  -------    -------     ---------  ---------    ----    ----------
Preferred Stock                  (242,758)       (52)                                     (242,810)

Common Stock                       (7,627)   108,599                                       100,972

Additional paid-in-capital     (4,193,206)               2,881,133   1,859,011   2,331     549,269

Accumulated deficit             6,231,230               (2,890,315)                      3,340,915

Treasury stock                        --      42,500            --           --     --      42,500

(6a) To eliminate the historical stockholders' deficit of Nesco.

(6b) To record the issuance of common stock and recapitilization of HDS, the acquiring Company for accounting purposes, as follows:

     -    Cancellation of HDS treasury stock, 250,000 shares at cost of $42,500

                                       7

     -    Stock issued as follows:

                                                      Issued
                                                       Shares       Par $.001
                                                     ----------    ----------
    Nesco debtholder                                 15,000,000    $  15,000
    Nesco preferred shareholders exchange,
      512,500 shares                                 15,375,000       15,375
    HDS preferred shareholders exchange,
     522,487 shares                                  18,809,574       18,810
    HDS common shareholders exchange, 4,702,856                         (470)
     shares                                          40,075,167       40,075
    Nesco common shares prior to exchange             7,627,106        7,627
    Advisor shares issued at exchange                 6,500,000        6,500
    Shares issued to purchaser of Nesco subsidiaries  3,000,000        3,000
    Shares issued to consultants                      2,681,667        2,682
                                                    -----------    ----------
                                                    109,068,514    $ 108,599
                                                    -----------    ----------
(6c)     To record the following:
                                                            Accumulated     Additional
                                                              deficit    paid-in-capital
                                                            -----------  ---------------
        -  Advisor shares (See (1) above):                    $  694,510      688,010
        -  Exchange of HDS warrants/options (See (1) above):   1,793,555    1,793,555
        -  Issuance of consultants shares (See (1) above):       402,250      399,568
                                                              ----------   ----------
                                                              $2,890,315   $2,881,133
                                                              ==========   ==========

(6d) To record debt discount (see (5) above.

(6e) Various adjustments made to additional paid-in-capital as a result of share exchange to record proper recapitalization of HDS, the acquiring entity for accounting purposes, including recording of opening Nesco balance sheet and reclassification of equity accounts.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    -----------------------------------------------------------------------
                                 OF OPERATIONS
                                 -------------

     On May 25, 2004, Nesco Industries, Inc. ("Nesco"), a Nevada corporation, Hydrogel Design Systems, Inc., a privately-held Delaware corporation ("HDS"), certain stockholders of Nesco (the "Nesco Stockholders") and certain stockholders of HDS (the "HDS Stockholders") completed the transactions contemplated by the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, HDS, the Nesco Stockholders and the HDS Stockholders (the "Exchange Agreement"), whereby HDS has become a majority owned subsidiary of Nesco and the holders of HDS common stock and debt hold a majority interest of Nesco. HDS is a manufacturer of hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics.

     As a result of the execution of the Share Exchange Agreement, HDS is considered for accounting purposes to be the acquiring Company since the stockholders of HDS acquired more than 50% of the issued and outstanding stock of Nesco.

     The following discussion and analysis pertains to the operations of HDS for the two years ended April 30, 2004.

Liquidity, Capital Resources, and Going Concern
-----------------------------------------------

     The following table sets forth the working capital (deficiency) position of HDS as at April 30, 2004:

                                        As at April 30,
                                             2004
                                        ---------------

Current assets                             $  220,877
Current liabilities                         1,589,421
                                          -----------
Working capital (deficiency)              $(1,368,544)
                                          ===========

     The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004.

     Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base, especially in the medical and cosmetic industries, through its ability to manufacture goods on a custom basis or to the exacting standards required by medical customers. Management also will seek to increase revenues through the development of alternative uses of its equipment, such as irradiation and sterilization services.

     As a result of the completion of the Share Exchange Agreement with Nesco on May 25, 2004, the Company was effectively able to obtain debt extensions on a significant portion of its current debt obligations to December 31, 2005. In addition, the Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004. Management believes that this transaction will enable the Company to seek additional debt or equity financing. In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to private investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $705,000 in connection with this transaction.

     There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base or developing alternative uses for its equipment. If the Company is unsuccessful in building its customer base and developing alternative uses for its equipment or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Results of Operations
---------------------

Fiscal years ended April 30, 2004 and 2003

     Revenues for the year ended April 30, 2004 decreased by $508,000 to $623,000, or 45% as compared with revenues of $1,131,000 for the prior fiscal year. This decline is due primarily to revenue derived from one customer in the prior period which aggregated $557,000 as compared to $57,000 in the current period. This customer ceased production of the product for which HDS was a supplier in the year ended April 30, 2004 due to problems with production and its parent Company. Cost of revenues for the year ended April 30, 2004 decreased by $117,000 from $1,029,000 to $912,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates to material costs which are attributable to the decreased revenue. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

     General and administrative expenses for the year ended April 30, 2004 decreased to $662,000 from $1,057,000 for the prior fiscal year. This decrease of $395,000 is primarily due to reduction of salaries and layoffs aggregating approximately $295,000 inclusive of payroll taxes and benefits and reduction of professional fees and other administrative costs as a result of the loss of a major customer as described above.


     The net loss for the year ended April 30, 2004 decreased to $1,499,000 from $1,663,000 for the year ended April 30, 2003. The loss from operations remained relatively the same as the decrease in revenues and corresponding decrease in gross margin of approximately $390,000 was offset by the savings in general and administrative expenses of $395,000. This decrease of $164,000 is primarily attributable to the decrease in amortization of debt discount of $161,000 as most of the debt was fully amortized in 2003 and was due in early fiscal 2004.

Fiscal years ended April 30, 2003 and 2002


     Revenues for the year ended April 30, 2003 increased by $87,000 to $1,131,000, or 8% as compared with revenues of $1,044,000 for the prior fiscal year. This increase is due primarily to revenue derived from one customer in the current period which aggregated $557,000 as compared to $202,000 in the prior period. This customer increased production of the product for which HDS was a supplier in the year ended April 30, 2003. This increase was offset by a decrease in revenue from another customer of $62,000 in the current period as compared to $238,000 in the prior period as this customer has downsized its operations. The remainder of the change in revenues is a result of the customer mix changing as there were some new customers entering into development contracts and some prior customers either reducing production or completing developmental work for which no product was finalized. Cost of revenues for the

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year ended April 30, 2003  increased by $41,000 to  $1,029,000  from $988,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The increase relates to material costs which are attributable to the increased revenue and also to an increase in certain fixed costs. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

     General and administrative expenses for the year ended April 30, 2003 decreased to $1,057,000 from $1,339,000 for the prior fiscal year. This decrease of $282,000 is primarily due to reduction of salaries aggregating approximately $110,000 inclusive of payroll taxes and benefits and reduction of consulting fees of approximately $150,000 due to the termination of a sales consultant contract.

     The net loss for the year ended April 30, 2003 decreased by $306,000 to $1,663,000 from $1,969,000 for the year ended April 30, 2002. The loss from operations decreased by approximately $322,000 as a result of the reduction of general and administrative costs as described above of $282,000 and the increase in gross margin of $46,000 due to increased revenues as described above.

Critical Accounting Policies

     Revenue Recognition

     Revenues are generally recognized as product is shipped to a customer. In cases where a customer requests a development project for a gel or a gel to be used as a component of a new product, the Company will recognize revenue at the time the project is completed.

     Stock Compensation

     Stock options and warrants issued to non-employees are valued using the fair value of the securities issued. This valuation is made using the Black-Scholes option-pricing model.

     The Company applies APB No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock option plans and, accordingly, no compensation cost has been recognized because all stock options granted to employees under the plans were at exercise prices which were equal or above the market value of the underlying stock at date of grant.

     On December 16, 2004, the FASB issued Statement No. 123 (revised) ("Statement No. 123(R)"), Share-Based Payment, an Amendment of FASB Statements No. 123 and APB No. 25, that addressed the accounting for share-based awards to employees, including employee-stock-purchase plans, or ESPPs. Statement No. 123(R) requires companies to recognize the fair value of stock options and other stock-based compensation to employees. The statement eliminates the ability to account for share- based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead, that such transactions be accounted for using a fair-value-based method. The requirements of Statement No. 123(R) will be effective for the Company effective February 1, 2006.

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(c) Exhibits

          2.1* Share  Exchange  Agreement  dated  April  29,  2004  among  Nesco
               Industries, Inc., Hydrogel Design Systems, Inc. and certain signatory shareholders of Nesco and HDS
          3.1* Amendment to  Certificate  of  Designation  of Series A Preferred
               Stock
          3.2* Certificate of Designation of Series B Preferred Stock.
          3.3* Amendment to Articles of Incorporation of Nesco Industries, Inc. 23.1**Consent of Independent Public Accounting Firm
          99.2**Hydrogel  Design  Systems,Inc.  Audited  Consolidated  Financial
               Statements for the years ended April 30, 2004 and 2003.


*Incorporated by reference to the registrant's current report on Form 8-K dated May 25, 2004 as filed on June 9, 2004.

** Incorporated by reference to the registrant's current report on Form 8-K/A (Amendment No. 1) dated May 25, 2004 as filed on August 9, 2004.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NESCO INDUSTRIES, INC.


                                        By: /s/ Matthew Harriton
                                            --------------------
                                               Matthew Harriton
                                               President

Dated:  May 16, 2005